Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the use in or incorporation by reference in this Alliant Energy Corporation Annual Report on Form U5S to the Securities and Exchange Commission, filed pursuant to the Public Utility Holding Company Act of 1935, for the year ended December 31, 2003, of our reports dated March 3, 2004, included in this Form U5S or in the combined Annual Report on Form 10-K to the Securities and Exchange Commission of Alliant Energy Corporation and subsidiaries, Interstate Power and Light Company and subsidiaries, and Wisconsin Power and Light Company and subsidiaries (which reports express an unqualified opinion and each include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations"), for the year ended December 31, 2003.



By:  /s/ Deloitte & Touche LLP
     -------------------------
Deloitte & Touche LLP
Milwaukee, Wisconsin

April 28, 2004